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                                                                   EXHIBIT 10.18

                        GLOBAL RESOURCE INVESTMENTS LTD.
                               7770 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009
                                     U.S.A.


December 31, 2002

VISTA GOLD CORP.
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado 80127


ATTENTION: MR. JACK ENGELE


             RE: FINDER'S FEE - VISTA GOLD CORP. - PRIVATE PLACEMENT

Further to our recent conversations, this letter will confirm our various discussions, and, when executed, will constitute a legally binding agreement for the payment by Vista Gold Corp. (the "Company") to Global Resource Investments Ltd. (the "Finder") of a finder's fee (the "Fee") respecting the proposed private placement by the Company (the "Financing") of Special Warrants (the "Special Warrants") with any persons introduced by the Finder to the Company, or associates or affiliates of such persons (the "Investors").

We confirm that the Finder has introduced or will introduce potential Investors to the Company as possible funding sources. In consideration for the Finder's services in bringing the Company and the Investors together, the Company has agreed to pay the Fee to the Finder on any part of the Financing which is ultimately completed by the Company and the Investors. The terms of the proposed Financing and Fee are as follows:

1. FINANCING: The Financing will be on the terms and conditions as set out in the Term Sheet between the Company and the Finder a copy of which is attached to this Letter Agreement.

2. FINDER'S FEE: The Finder will be paid a finder's fee equal to ten (10%) percent of the gross proceeds received by the Company from the sale of the Special Warrants. The Fee will be paid to the Finder in cash at each closing of the Financing.

3. PRIOR CONDITIONS: The Financing and the payment of the Finder's Fee is conditional upon the Company receiving appropriate acceptance from the TSX.

4. CLOSING: The Finder has no obligations or responsibilities in respect of the Financing and completion of the Financing is the responsibility of the Company and the Investors. However, the Finder agrees to use its reasonable best efforts to assist the Company and the Investors with the Closing and with exchange and delivery of documents and subscription funds at each Closing of the Financing.

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5.   NO AGENCY: The Company acknowledges that:

     (a) the Finder is not and has not acted as its agent in respect of the Financing, and the Fee is paid as consideration only for the Finder's services in introducing the Investors to the Company;

     (b) the Finder will be paid the Fee by the Company upon the closing of the Financing or a portion thereof;

     (c) the Fee is payable to the Finder irrespective of any other commissions or fees which the Company may pay to any broker or other third party in respect of the Financing.

6. INDEMNITY: The Company agrees to indemnify the Finder in respect of the financing, on the terms and conditions as set out in the form of Indemnity attached to this letter, and agrees to deliver to the Finder a duly executed Indemnity concurrently with signing of this Letter Agreement

7. GOVERNING LAW: This letter agreement and the payment of the Fee shall be governed by the laws of the Province of British Columbia, Canada.

8. AGREEMENT: This Agreement, including the attached Term Sheet and Indemnity, represents the entire agreement between the parties and supercedes any and all prior agreements and understandings, whether written or oral, between the parties. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

If the foregoing accurately sets out your understanding of our agreement, please sign the acknowledgement below and return a signed copy of this letter to the undersigned by fax at (760) 943-3935 at your earliest convenience.

Yours truly,

GLOBAL RESOURCE INVESTMENTS LTD.

Per:

/s/ Keith S. Presnell, C.F.O.

The foregoing terms are hereby acknowledged and agreed to, This 22 day of January, 2003.


VISTA GOLD CORP.



Per:



/s/ John F. Engele
-------------------------------
John F. Engele
Vice President Finance and C.F.O.


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TERM SHEET
FOR PRIVATE PLACEMENT WITH VISTA GOLD CORP.
The transactions contemplated by this term sheet are subject to receipt of all required regulatory and shareholder approvals and subject to negotiation of a mutually satisfactory form of subscription agreement and finder's fee agreement.

ALL AMOUNTS ARE EXPRESSED IN U.S. $'S

FINDER
Global Resource Investments Ltd. ("Global")

PROCEEDS
Up to $3,400,000

PLACEES
All placees are at arm's length to Vista Gold Corp. (the "Corporation").

STRUCTURE
It is understood that shareholder approval will be required for this private placement. Management will recommend approval.

The Corporation will issue Special Warrants, each priced at $2.42(1), which will automatically convert into Units (defined below) upon shareholder approval of this private placement. If shareholders do not approve this private placement, the Corporation will redeem the Special Warrants, at face value, in cash. Accordingly, proceeds from the sale of Special Warrants will be placed in escrow, to be released to the Corporation upon shareholder approval. In the event that shareholder approval is not obtained, the cash will be returned to each placee by the Escrow Agent and the Special Warrants will be canceled.

Each Unit will consist of one common share and one four-year warrant (the "Unit"). Warrants will be priced at $3.14 if exercised before the first anniversary of the Closing date; $3.56 if exercised before the second anniversary of the Closing date; $3.92 if exercised before the third anniversary of the Closing date; $4.28 if exercised before the fourth anniversary of the Closing date (the "Exercise Prices"), subject to a Warrant Trigger defined below.

WARRANT TRIGGER
Starting on the second anniversary of the Closing Date, if the common shares of the Corporation trade at a value of 150% or more of the respective Exercise Price (i.e. 150% of $3.92 before the third anniversary, and 150% of $4.28 before the fourth anniversary) for a period of 15 consecutive trading days on the American Stock Exchange, then the Corporation has the option to request that the warrants be exercised. If the warrants are not exercised within 15 business days following this request, they will be cancelled.

CLOSING DATE
As soon as practicable.


-----------
1 Market price of U.S. $2.85 has been protected, based on December 9, 2002 memo from TSX. Special Warrant's price is discounted 15%. Price protection is not available to non-arm's-length parties.


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REGISTRATION
The Corporation will make reasonable commercial efforts to ensure that the securities to be issued pursuant to this private placement are registered with the SEC and have such registration statement declared effective by the SEC within 6 months from the closing date. (No damages are contemplated for failure to achieve this).



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FINDER'S FEES
Global will be acting only as finder, not as agent. (Accordingly there will be no Agency Agreement.) Finder's fees will be 10% of the gross proceeds raised, payable in cash to Global, the Corporation will pay reasonable legal costs of the finder, such costs not to exceed $15,000.


Global Resource Investments Ltd.                 Vista Gold Corp.



/s/ Keith S. Presnell                            /s/ John F. Engele
Keith S. Presnell, C.F.O.                        John F. Engele, C.F.O.
                                                 December 23, 2002


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                                    INDEMNITY


In accordance with a Finders Fee agreement (the "Agreement") dated for reference December 31, 2002 between VISTA GOLD CORP. (the "Company") and GLOBAL RESOURCES INVESTMENTS LTD. (the "Finder"), the Company agrees as follows:

1. The Company agrees to indemnify and hold harmless the Finder and its affiliates, their respective directors, officers, employees, partners, agents and each other person, if any, controlling the Finder or any of its affiliates (collectively including the Finder, the "Indemnified Parties" and individually, an "Indemnified Party"), to the full extent lawful, from and against any and all expenses, losses, claims, actions, damages and liabilities, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising and defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party but not including any amount for lost profits) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, actions, damages or liabilities relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of services rendered by the Finder under the Agreement, or otherwise in connection with the Financing (as defined in the Agreement).

2. Notwithstanding the foregoing, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were directly caused by the gross negligence, bad faith or wilful misconduct of the Indemnified Party.

3. If for any reason (other than determinations as to any of the events referred to in paragraph 2 of this indemnity) the foregoing indemnification is unavailable to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, the Company will jointly and severally contribute to the amount paid or payable by the Indemnified Party as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Finder or any other Indemnified Party on the other hand, but also the relative fault of the Company, the Finder or any other Indemnified Party as well as any relevant equitable considerations; provided that the Company will in any event contribute to the amount or amounts paid or payable by the Finder or any other Indemnified Party as a result of any such expense, loss, claim, action, damage or liability (except for any such expense, loss, claim, action, damage or liability which is determined by a court of competent jurisdiction to have been caused directly by the gross negligence, bad faith or wilful misconduct of the Indemnified Party), the portion of such amount or of the aggregate of such amount that is in excess of the amount of the fees received by the Finder under the Agreement.

4. The Company agrees that if: (a) any legal proceeding is brought against the Company or the Finder or any other Indemnified Party by any person or entity, including without limitation any governmental commission or regulatory authority, or (b) any stock exchange or other entity having regulatory authority, either domestic or foreign, investigates the Company or the Finder or any other Indemnified Party, and the Finder or such other Indemnified Party is required to testify in connection therewith or is required to respond to procedures designed to discover information regarding, in connection with, or by reason of the Agreement, the engagement of the Finder thereunder or the performance of services rendered by the Finder thereunder, the Finder or such other Indemnified Party will have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Finder for time spent by its, or any of its affiliates, directors, officers, employees, partners or agents (collectively, "Personnel") in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith will be paid by the Company as they occur.



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                                      -2-

5. Promptly after receiving notice of an action, suit, proceeding or claim against the Finder or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Finder will notify the Company in writing of the particulars thereof, will provide copies of all relevant documentation to them and, unless the Company assumes the defence thereof, will keep the Company advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify the Company will not relieve them of any liability which they may have to the Finder or any other Indemnified Party except only to the extent that any such delay in or failure to give notice prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company would otherwise have under this indemnity had the Finder or the Indemnified Party not so delayed in or failed to give the notice required.

6. The Company will be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Finder in writing of their election to assume the defence and retaining counsel, the Company will not be liable to the Finder or any other Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, it throughout the course thereof will provide copies of all relevant documentation to the Finder, will keep the Finder advised of the progress thereof and will discuss with the Finder all significant actions proposed.

7. Notwithstanding the foregoing paragraph, any Indemnified Party will have the right, at the joint and several expense of the Company, to employ counsel of such Indemnified Party's choice in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of tile parties by tile same counsel would be inappropriate because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company will not have the right to assume or direct the defence on the Indemnified Party's behalf) or that there is a conflict of interest between the Company and the Indemnified Party (in which event the Company will not have the right to assume or direct the defence on the Indemnified Party's behalf).

8. No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made and the Company will not be liable for any settlement of any action, suit, proceeding, claim or investigation made without their consent, such consent not to be unreasonably withheld.

9. The Company hereby acknowledges that the Finder acts as trustee for other Indemnified Parties of the covenants of the Company under this indemnity with respect to such persons and the Finder agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

10. The Company agrees to waive any right they may have of first requiring any Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The indemnity and contribution obligations of the Company hereunder will be in addition to, but not in duplication of, any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Finder and any other Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under the Agreement or any termination of the authorization given by the Agreement, and shall continue for a period of three years after the date of the last of such events to occur.



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DATED at Carlsbad, CA as of the 17 day of January, 2003.


VISTA GOLD CORP.



/s/  John F. Engele
-----------------------------
Authorized Signatory - V. P. Finance & CFO




GLOBAL RESOURCES INVESTMENTS LTD.



/s/ Keith S. Presnell
-----------------------------
Authorized Signatory